John Deere Owner Trust 2005 Statement to Certificateholders	Exhibit 99.1

$183,900,000 Class A-1 3.396% Asset Backed Notes due June 15, 2006
$169,000,000 Class A-2 3.79% Asset Backed Notes due December 17, 2007
$215,000,000 Class A-3 3.98% Asset Backed Notes due June 15, 2009
$172,600,000 Class A-4 4.16% Asset Backed Notes due May 15, 2012
$11,275,240 Asset Backed Certificates

Payment Date:	17-Jul-06

(1) Amount of principal being paid or distributed:

(a)	A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$11,364,893.57
per $1,000 original principal amount:	$67.25

(c)	A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d)	A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e)	Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(f)	Total:	$11,364,893.57

(2) Amount of interest being paid or distributed:

(a)	A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$290,924.91
per $1,000 original principal amount:	$1.72

(c)	A-3 Notes:	$713,083.33
per $1,000 original principal amount:	$3.32

(d)	A-4 Notes:	$598,346.67
per $1,000 original principal amount:	$3.47

(e)	Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(f)	Total:	$1,602,354.91

(3) After giving effect to distributions on this Payment Date:

(a)(i)	outstanding principal amount of A-1 Notes:	$0.00
(ii)	A-1 Note Pool Factor:	0.0000000

(b)(i)	outstanding principal amount of A-2 Notes:	$80,748,534.60
(ii)	A-2 Note Pool Factor:	0.4778020

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(c) (i)	outstanding principal amount of A-3 Notes:	$215,000,000.00
(ii)	A-3 Note Pool Factor:	1.0000000

(d) (i)	outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e) (i)	Certificate Balance	$11,275,240.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:		$479,623,774.29

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:		$476,730,611.46

(6) Pool Face Amount at the end of the related Collection Period:		$531,582,221.26

(7) Amount of Servicing Fee:		$407,392.63
	per $1,000 original principal amount:	$0.54
Amount of Servicing Fee earned:		$407,392.63
Amount of Servicing Fee paid:		$407,392.63
Amount of Servicing Fee shortfall:		$0.00

(8) Amount of Administration Fee:		$100.00

(9) Aggregate Purchased Receivables for Collection Period:		$0.00

(10) Amount in Reserve Account:		$13,156,067.00
Specified Reserve Account Balance:		$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:		$898,274.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:		0.19%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)		0.15%

(14) Face Amount of Receivables 60 days or more past due:		$7,895,839.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:		1.49%

(16) Aggregate amount of net losses for the collection period		$38,327.16

(17) Aggregate amount of net losses since 26-May-05		$773,475.50

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)		0.10%

(19) Face Amount of Receivables 60 days or more past due as a % of the Pool Balance		1.66%

(20) Rolling three month average of Face Amount 60 days past due as % of the Pool Balance (Avg. Delinquency Ratio)		1.45%

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